GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                           SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


To Whom It May Concern:


The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of Burrow Mining Inc. as of October 31, 2008 and 2007, in this Registration Statement on Form SB-2 to be filed with the
U. S. Securities and Exchange Commission.


Very Truly Yours,


/S/ George Stewart

George Stewart, CPA

May 12, 2009